SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
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     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
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                              CORPORATION NAME


                             TAT TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              CORPORATION NAME


                             TAT TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)



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





                              TAT TECHNOLOGIES LTD.
                                   P.O. BOX 80
                              GEDERA 70750, ISRAEL

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON      , 2004

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of TAT Technologies Ltd. (the "Company") will be held on , 2004 at 2:00 P.M. Israel time, at the Company's executive offices in Park Re'em Industrial Zone, Bnei Ayish, Israel, to consider and act upon the following matters:

         PROPOSAL 1
         1. To approve the Share Purchase Agreement between the Company and T.O.P. Limited Partnership (the "Investor") pursuant to which the Company will sell to the Investor an aggregate of 857,143 Ordinary Shares (the "Issued Shares") of its capital stock and issue warrants to the Investor to purchase an additional 500,000 Ordinary Shares, (the "Warrant Shares"); which in the aggregate would represent the issuance of more than twenty percent (20%) of the issued and outstanding Ordinary Shares as of the Record Date, and therefore would require shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc. and to approve all other documents related to the Transaction and, subject to the completion of the Transaction, to appoint Mr. Ishay Davidi, Mr. Gillon Beck and Mr. Yechiel Gutman as members of the Board of the Company;;

         PROPOSAL 2
         2. To approve an amendment to the employment agreement by and between the Company and Shlomo Ostersetzer;

         PROPOSAL 3
         3. To approve an amendment to the employment agreement by and between the Company and Dov Zeelim; and

         PROPOSAL 4
         4. To approve the employment agreement by and between the Company and Yossi Rosenberg;

         PROPOSAL 5
         5. To approve the employment agreement by and between Limco Airpair Inc. and Eran Frenkel and the employment agreement by and between the Company and Eran Frenkel;

         PROPOSAL 6
         6. To approve an Amendment of the Article of Association of the Company;

         PROPOSAL 7
         7. To approve the purchase of a Directors and Officers liability insurance policy.

         PROPOSAL 8
         8. To approve a directors and officers exemption and indemnification undertaking by the Company.

         PROPOSAL 9
         9. To transact such other business as may properly come before the Special Meeting and any continuations and adjournments thereof.

         A shareholder who wishes to vote at the Special Meeting by proxy must deliver a proxy to the offices of the Company no later than 48 hours before the time appointed for the Special Meeting or any adjournment thereof.

         A quorum required for the Special Meeting consists of at least two shareholders present in person or by proxy, holding or representing at least 50.1% of the total voting rights of the Company. If, within half an hour after the time appointed for the holding of the Special Meeting, a quorum is not present, the Special Meeting shall be adjourned to the same day in the next week at the same time and place or any other time as the Board of Directors of the Company shall designate and state in a notice to the shareholders, and if, at such adjourned meeting, a quorum is not present within half an hour after the time appointed for holding the meeting, two shareholders present in person or by proxy shall constitute a quorum.

         Approval of the proposals to be voted at the Special Meeting excluding proposal. 6, requires the affirmative vote of the majority of shareholders present in person or by proxy and entitled to vote thereon; proposal 6 requires the affirmative vote of 75% of shareholders present in person or by proxy and entitled to vote thereon. In addition, the approval of all of the proposals requires: (1) the affirmative vote of no less than one-third of the votes of the non-controlling shareholders represented at the Special Meeting in person or by proxy, entitled to vote thereon and voting thereon: or (2) the total votes of non-interested shareholders voting against the resolution are not in excess of one percent of the Company's voting rights.

         The accompanying Proxy Statement contains further information with respect to these matters and the text of the resolutions proposed to be adopted at the Special Meeting.

         The Board of Directors has fixed the close of business on ,2004 (the "Record Date"), as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting.


                                        By Order of the Board of Directors
                                        /s/ Avi Kahana
                                        Avi Kahana, Secretary




Gedera, Israel
June    , 2004

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                              TAT TECHNOLOGIES LTD.

                           PRELIMINARY PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement and enclosed form of proxy are being furnished commencing, on or about _____, 2004, in connection with the solicitation by the Board of Directors of TAT Technologies Ltd., an Israeli corporation (the "Company"), of proxies in the enclosed form for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on _____, 2004, and at any adjournments thereof for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

         Any proxy given pursuant to such solicitation and received prior to the Special Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted for the Proposals recommended by the Company's Board of Directors.

         Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof, by submitting a subsequent proxy or by attending the Special Meeting and voting in person.

                              VOTING AT THE MEETING

         The Board of Directors has fixed the close of business on , 2004 (the "Record Date"), as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting.

         As of the Record Date, there were 4,688,516 Ordinary Shares outstanding. Each Ordinary Share entitles the holder thereof to one vote on all of the proposals to be voted on at the Special Meeting.

         The quorum required for the Special Meeting consists of at least two shareholders present in person or by proxy, holding or representing at least 50.1% of the total voting rights of the Company. If the Special Meeting is adjourned for lack of a quorum it will be adjourned to the same day in the next succeeding week at the same time and place or at any other time as the Board of Directors of the Company shall designate and state in a notice to the shareholders. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy will constitute a quorum.

         Approval of the proposals to be voted at the Special Meeting excluding proposal 6, require the affirmative vote of the majority of shareholders present in person or by proxy and entitled to vote thereon; proposal 6 requires the affirmative vote of 75% of shareholders present in person or by proxy and entitled to vote thereon; In addition, the approval of all of the proposals should include one of the following: (1) the affirmative vote no less than one-third of the votes of the non-controlling shareholders represented at the Special Meeting in person or by proxy, entitled to vote thereon and voting thereon; or (2) the total votes of non-interested shareholders voting against the resolution are not in excess of one percent of the Company's voting rights

 PROPOSAL NO. 1 APPROVAL OF ISSUANCE OF SHARES TO TA-T.O.P. LIMITED PARTNERSHIP

         PROPOSAL 1
         1. To approve the Share Purchase Agreement between the Company and TA-T.O.P. Limited Partnership (the "Purchaser") pursuant to which the Company will sell to the Purchaser an aggregate of 857,143 Ordinary Shares (the "Issued Shares') of its capital stock in exchange for $6,000,001 and issue warrants to the Purchaser to purchase an additional 500,000 Ordinary Shares (the "Warrant Shares"), which in the aggregate would represent the issuance of more than twenty percent (20%) of the issued and outstanding ordinary shares as of the Record Date, and therefore would require shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc. The Warrants are exercisable at $8.50 per share and all other Transaction Documents and, subject to the completion of the Transaction, to appoint Mr. Ishay Davidi, Mr. Gillon Beck and Mr. Yechiel Gutman as members of the Board of the Company. More details of the total transaction with the Purchaser and biographical information with respect to the three directors are disclosed immediately following the Proposals.

         PROPOSAL 2
         2. To approve an amendment to the employment agreement by and between the Company and Shlomo Ostersetzer (the amendment is detailed immediately following the proposals); and

         PROPOSAL 3
         3. To approve an amendment to the employment agreement by and between the Company and Dov Zeelim; (the amendment is detailed immediately following the proposals); and

         PROPOSAL 4
         4. To approve the employment agreement by and between the Company and Yossi Rosenberg (the details of Mr. Rosenberg's employment agreement are disclosed immediately following the proposals);

         PROPOSAL 5
         5. To approve the employment agreement by and between the Company and Eran Frenkel (the details of Mr. Frenkel's employment agreement are disclosed immediately following the proposals);

         PROPOSAL 6
         6. To approve an Amendment of the Article of Association of the Company (the details of the Amendment are disclosed immediately following the proposals);

         PROPOSAL 7
         7. To approve the purchase of Directors and Officers liability insurance policy.

         PROPOSAL 8
         8. To approve a directors and officers' exemption and indemnification undertaking by the Company.

         PROPOSAL 9
         9. To transact such other business as may properly come before the Special Meeting and any continuations and adjournments thereof.

THE TRANSACTION

         On June 15, 2004, the Company entered into a Share Purchase Agreement (the "Agreement") with TA-T.O.P., Limited Partnership (the "Purchaser"), which is wholly-owned by Ta-Tek Ltd., an Israeli private company wholly-owned by FIMI Opportunity Fund ("FIMI"). The Agreement provides for the purchase of 857,143 shares of the Company's stock by the Purchaser in exchange for $6,000,001. The Purchaser has certain demand and piggy-back registration rights with respect to the shares. As part of the transaction, the Company's parent company TAT Industries, Ltd., certain management shareholders of the Company and the Purchaser agreed to enter into a shareholder's agreement, which provides among things that the Purchaser shall have the right to designate three members to serve on the Company's Board of Directors. The Shareholder's agreement also provides for certain standard bring along and tag along rights, as well as a right of first refusal with respect to any shares proposed to be sold by any of the parties. The shareholder's agreement also provides for a lock-up whereby no party may sell more than 150,000 shares prior to June 2006 and a standstill restriction, which provides that the Purchaser shall not purchase (in the open market or otherwise) an amount of shares, which would increase the Purchaser's ownership of the Company to above 35%.

         As part of the transaction, the Purchaser will also receive warrants to purchase an aggregate of 500,000 shares of the Company's common stock at $8.50 per share. The warrants are exercisable for 66 months. In addition, FIMI and the Company entered into a Credit Line Agreement, which provides for a line of credit in an amount of up to $2,000,000. Loans made pursuant to the credit line bear interest at 5% per annum and are repayable on or before December 15, 2009. The Company will pay an annual commitment fee equal to .5% of the amount of the credit line. The parties entered into a management agreement, which provides that the Company will engage FIMI to provide certain management services to the Company in exchange for annual payments equal to 3% of the operating profit of the Company for that year in excess of US$ 500,000; provided however that in no event will the total management fees in any given year exceed $250,000 per annum. The agreements are subject to the approval of the Company's shareholders. Shareholders may receive copies of the applicable agreements by e-mailing a request to the Company's Secretary (Avi@tat.co.il).

BIOGRAPHICAL INFORMATION ON PROPOSED DIRECTORS.

MR. ISHAY DAVIDI (42) IS THE CEO & SENIOR PARTNER, FIMI FUNDS. Mr. Davidi is the founder of FIMI fund (Founded 1997), and serves as CEO and senior partner in FIMI. Mr. Davidi serves as Director in several of the Fund Portfolio companies. Prior to this position, he held the position of manager of an Israeli VC Fund, and prior to that, CEO in two industrial companies. Mr. Davidi holds a BSc in Industrial Engineering from Tel Aviv University, and received an MBA in Finance from Bar Ilan University.

MR. GILLON BECK (42) IS A PARTNER IN THE FIMI OPPORTUNITY FUND. Mr. Beck currently serves as partner in the FIMI opportunity Fund, and serves as a director in several of the Fund Portfolio companies. Prior to this position, he held the position of C.E.O & President of Arad Ltd Group, a world leader and manufacturer of water measurement technologies. Mr. Beck holds a BSc Cum-Laude in Industrial Engineering from the Israel Institute of Technology Technion, and he received an MBA in Finance from Bar Ilan University.

ADV. GUTMAN YECHIEL (59) Adv. Gutman is a member of the Israeli Security Authority (ISA) management. He also serves as a Director in many Israeli companies, among them are Israel Refinery Company, E1-A1 (The National Air-line), Bank OTZAR HACHAYAL (Subsidiary of HAPOALIM Bank). Adv. Gutman served as Advisor to the Minister of Justice. Adv. Gutman holds an LLB, and MA, from the Hebrew University, Jerusalem. Mr. Yechiel would be classified as an independent director.


AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH SHLOMO OSTERSETZER

The current employment agreement with Mr. Ostersetzer, provides for an annual salary of $180,000 per year, with a bonus equal to 2.5% of the Company's income from operations, in excess of $500,000. The shareholders are being asked to approve an amendment to the employment pursuant to which the agreement will be valid for a minimum period until December 31, 2007. Mr. Ostersetzer can give 12 months advance notice of termination of his employment not before January 1, 2008. The Company can give 12 months advance notice of termination of employment not before January 1, 2007, provided that if the Company gives the advance notice prior to July 1, 2008 it has to be approved by at least four directors (not including the Directors nominated by FIMI).

AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH DOV ZEELIM

         The current employment agreement with Mr. Zeelim, provides for an annual salary of $170,000 per year, with a bonus equal to 2.5% of the Company's income from operations, in excess of $500,000. The shareholders are being asked to approve an amendment to the employment pursuant to which the agreement will be valid for a minimum period until December 31, 2007. Mr. Zeelim can give 12 months advance notice of termination of his employment not before January 1, 2008. The Company can give 12 months advance notice of termination of employment not before January 1, 2007, provided that if the Company gives the advance notice prior to July 1, 2008 it has to be approved by at least four directors (not including the Directors nominated by FIMI.)

EMPLOYMENT AGREEMENT WITH YOSSI ROSENBERG

Mr. Rosenberg is the Son in Law of Mr. Shlomo Ostersetzer and serves as Vice President Economics. The main terms of Mr. Rosenberg's Employment Agreement are: a monthly salary N.I.S. 30,000 (ap. $6,650) + social benefits, linked to Israeli con Index; a yearly increase of salary equal to 5% above the said Israeli Index; a Company car, telephone, reimbursement of expenses (including yearly professional seminar up to $3,000) and a minimum yearly bonus of $12,000.

EMPLOYMENT AGREEMENT WITH ERAN FRENKEL

Mr. Frenkel is the Son in Law of Mr. Dov Zeelim and serves as Vice President Business Development of Limco Airepair Inc. The main terms of Mr. Frenkel's Employment Agreement are: a monthly salary of US$ 6,666 plus social benefits; a yearly increase of salary equal to 5%; US$ 10,000 per year participation by the Company in Mr. Frenkel Housing Expenses in the USA; a Company car, telephone, reimbursement of expenses (including yearly professional seminar up to $3,000); Minimum yearly bonus of $12,000 and Sales Commission of 1.5% up to US$ 30,000 per year. When Mr. Frenkel will end his employment by Limco and return to Israel he will be appointed as Vice President of the Company under the same terms as in Mr. Rosenberg's agreement.

AMENDMENT OF THE ARTICLE OF ASSOCIATION OF THE COMPANY

To approve an amendment to the Articles of Association of the Company on the following issues: (1) All resolutions of the shareholders meetings shall pass by a simple majority of votes present and participating at the meeting; and (2) The Articles regarding exemption, indemnification and liability insurance of directors and officers shall be adjusted to the provisions of the Israeli Companies Law; A copy of the proposed resolutions amending the Articles of Association of the Company is attached as Annex A.

APPROVAL OF DIRECTORS AND OFFICERS LIABILITY INSURANCE

The Company shall purchase a Directors and Officers Liability Insurance Policy to cover liability of up to US$ 5,000,000. The Board of Directors will be authorized to renew the Policy during a period of seven years provided its cost to the Company will not be increased more than 25% per year.

DIRECTORS AND OFFICERS EXEMPTION AND INDEMNIFICATION UNDERTAKING

The Company shall issue letters of undertaking to the directors and officers of the Company which shall include an exemption of liability and obligation to indemnify the directors and officers of the Company up to the higher of US$5,000,000 or 25% of the Company's equity capital (net worth) according to the latest financial statements of the Company.


                             EXECUTIVE COMPENSATION


         Incorporated by Reference from the Company's Form 20-F for the year Ended December 31, 2003 as filed with the U.S. Securities and Exchange Commission on June ___, 2004, a copy of which is attached hereto.

         STOCK OPTION PLANS

         Incorporated by Reference from the Company's Form 20-F for the year Ended December 31, 2003 as filed with the U.S. Securities and Exchange Commission on June ___, 2004, a copy of which is attached hereto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Incorporated by reference from the Company's Form 20-F for the year ended December 31, 2003, as filed with the U.S. Securities and Exchange Commission on June ___, 2004, a copy of which is attached hereto.

DESCRIPTION OF SECURITIES

         Incorporated by reference from the Company's Form 20-F for the year ended December 31, 2003, as filed with the U.S. Securities and Exchange Commission on June ___, 2004, a copy of which is attached hereto.

FINANCIAL STATEMENTS

         Incorporated by Reference. The Company's audited financial statements for the year ended December 31, 2003 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 20-F, as filed with the U.S. Securities and Exchange Commission on June ___, 2004, a copy of which is attached hereto.


BOARD RECOMMENDATION

PROPOSAL 1

         1. To approve the Share Purchase Agreement between the Company and TA-T.O.P. Limited Partnership (the "Investor") pursuant to which the Company will sell to the Investor an aggregate of 857,143 Ordinary Shares of its capital stock and issue warrants to the Investor to purchase an additional 50,000 Ordinary Shares, and to approve all other Transaction Documents and, subject to the completion of the transaction, to appoint Mr. Ishai Davidi, Mr. Gillon Beck and Mr. Yechiel Gootman as members of the Board of Directors of the Company;

         PROPOSAL 2
         2. To approve an amendment to the employment agreement by and between the Company and Shlomo Ostersetzer;

         PROPOSAL 3
         3. To approve an amendment to the employment agreement by and between the Company and Dov Zeelim;

         PROPOSAL 4
         4. To approve the employment agreement by and between the Company and Yossi Rosenberg;

         PROPOSAL 5
         5. To approve the employment agreement by and between Limco Airepair Inc. and Eran Frenkel and the employment agreement by and between the Company and Eran Frenkel;

         PROPOSAL 6
         6. To approve an Amendment of the Article of Association of the Company;

         PROPOSAL 7
         7. To approve the purchase of Directors and Officers' liability insurance policy.

         PROPOSAL 8
         8. To approve a directors and officers exemption and indemnification undertaking by the Company.


                           ***************************
                                  VOTE REQUIRED

         All proposals to be considered at the Special Meeting, excluding proposal 6, require the affirmative vote of the majority of shareholders present in person or by proxy and entitled to vote thereon; proposal 6 requires the affirmative vote of 75% of shareholders present in person or by proxy and entitled to vote thereon; in addition, approval of all the proposals should include one of the following: (1) the affirmative vote of no less than one-third of the votes of the non-controlling shareholders represented at the meeting, OR
(2) that the total votes of non-interested shareholders voting against the resolution are not in excess of one percent of the Company's voting rights. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED, AND RECOMMENDS A VOTE FOR APPROVAL OF THE FOREGOING PROPOSALS.


                            PROPOSALS OF SHAREHOLDERS

              A shareholder proposal requested to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company at its principal executive offices, TAT Technologies Ltd., P.O. Box 80, Gedera 70750, Israel, no later than August 31, 2004. The Board of Directors will review any shareholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Shareholders.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business, which is subject for action by the shareholders at the Special Meeting. However, if any such matter should properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgment.

         Shareholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided, regardless of whether or not they expect to attend the Special Meeting. The prompt return of such proxy or proxies, as the case may be, will assist the Company in preparing for the Special Meeting. Your cooperation is greatly appreciated.

Dated:     , 2004

                                      By Order of the Board of Directors
                                      /s/ Avi Kahana
                                      Avi Kahana, Secretary